                                    BYLAWS OF

                            FIRST CHARTER CORPORATION







                                                       Amended and Restated 2/91
                                                                    Amended 2/93
                                                                    Amended 2/96


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
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                                                 TABLE OF CONTENTS

ARTICLE I. Definitions..........................................................................................  1
         Section 1.  Definitions................................................................................  1
         Section 2   Cross Reference to the Act.................................................................  1

ARTICLE II.  Offices............................................................................................  1
         Section 1.  Principal Office...........................................................................  1
         Section 2.  Other Offices..............................................................................  1
         Section 3.  Registered Office..........................................................................  1

ARTICLE III.  Shareholders......................................................................................  2
         Section 1.   Annual Meeting............................................................................  2
         Section 2.   Substitute Annual Meeting.................................................................  2
         Section 3.   Special Meetings..........................................................................  2
         Section 4.   Place of Meeting..........................................................................  2
         Section 5.   Notice of Meeting.........................................................................  2
         Section 6.   Waiver of Notice..........................................................................  2
         Section 7.   Fixing of Record Date.....................................................................  3
         Section 8.   Shareholders' List........................................................................  3
         Section 9.   Quorum....................................................................................  3
         Section 10.  Proxies...................................................................................  3
         Section 11.  Voting of Shares..........................................................................  4
         Section 12.  Voting for Directors......................................................................  4
         Section 13.  Cumulative Voting.........................................................................  4
         Section 14.  Action Without Meeting....................................................................  4
         Section 15.  Conduct of Meetings.......................................................................  4
         Section 16.  Nomination of Directors...................................................................  5

ARTICLE IV.  Board of Directors.................................................................................  6
         Section 1.  General Powers.............................................................................  6
         Section 2.  Number and Qualifications..................................................................  6
         Section 3.  Terms of Directors.........................................................................  7
         Section 4.  Removal....................................................................................  7
         Section 5.  Vacancies..................................................................................  7
         Section 6.  Compensation...............................................................................  7
         Section 7.  Committees.................................................................................  7
         Section 8.  Nominating Committee.......................................................................  8

ARTICLE V.  Meetings of Directors...............................................................................  8
         Section 1.   Regular Meetings..........................................................................  8
         Section 2.   Special Meetings........................................................................... 8
         Section 3.   Notice....................................................................................  8
         Section 4.   Waiver of Notice..........................................................................  9
         Section 5.   Quorum....................................................................................  9
         Section 6.   Manner of Acting........................................................................... 9
         Section 7.   Presumption of Assent.....................................................................  9
         Section 8.   Conduct of Meetings.......................................................................  9
         Section 9.   Action Without a Meeting.................................................................. 10
         Section 10.  Participation Other Than in Person........................................................ 10


                                                         i

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ARTICLE VI.  Officers........................................................................................... 10
         Section 1.   Officers of the Corporation............................................................... 10
         Section 2.   Appointment and Term...................................................................... 10
         Section 3.   Compensation.............................................................................. 10
         Section 4.   Resignation and Removal of Officers....................................................... 10
         Section 5.   Contract Rights of Officers............................................................... 11
         Section 6.   Bonds..................................................................................... 11
         Section 7.   Chief Executive Officer................................................................... 11
         Section 8.   Chairman of the Board..................................................................... 11
         Section 9.   Vice Chairman of the Board................................................................ 11
         Section 10.  President................................................................................. 11
         Section 11.  Vice Presidents........................................................................... 11
         Section 12.  Secretary................................................................................. 11
         Section 13.  Treasurer................................................................................. 12
         Section 14.  Assistant Secretaries and Assistant Treasurers............................................ 12

ARTICLE VII.  Contracts, Loans, Checks and Deposits............................................................. 12
         Section 1.   Contracts................................................................................. 12
         Section 2.   Loans..................................................................................... 12
         Section 3.   Checks and Drafts......................................................................... 12
         Section 4.   Deposits.................................................................................. 12


ARTICLE VIII.  Certificates for Shares and Their Transfer....................................................... 13
         Section 1.  Certificates for Shares.................................................................... 13
         Section 2.  Stock Transfer Books and Transfer of Shares................................................ 13
         Section 3.  Transfer Agent............................................................................. 13
         Section 4.  Lost Certificates.......................................................................... 13
         Section 5.  Holder of Record........................................................................... 13

ARTICLE IX.  General Provisions................................................................................. 13
         Section 1.  Fiscal Year................................................................................ 13
         Section 2.  Distributions.............................................................................. 14
         Section 3.  Seal....................................................................................... 14
         Section 4.  Amendments................................................................................. 14
         Section 5.  Inapplicability of North Carolina Shareholder Protection Act............................... 14
         Section 6.  Inapplicability of North Carolina Control Share Acquisition Act............................ 14

ARTICLE X.  Indemnification..................................................................................... 14
         Section 1.  Definitions................................................................................ 14
         Section 2.  Indemnification............................................................................ 15
         Section 3.  Determination.............................................................................. 15
         Section 4.  Advance for Expenses....................................................................... 15
         Section 5.  Reliance and Consideration................................................................. 16
         Section 6.  Insurance.................................................................................. 16
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                                   ARTICLE I.

                                   Definitions

     Section 1. Definitions. In these Bylaws, unless otherwise specifically provided:

        (a) "Act" shall mean the North Carolina Business Corporation Act, as contained in Chapter 55 of the North Carolina General Statutes, as the same now exists or may hereafter be amended.

        (b) "Articles of Incorporation" means the Articles of Incorporation of the Corporation and includes amended and restated Articles of Incorporation and Articles of Merger.

        (c)   "Corporation" shall mean First Charter Corporation, a North
              Carolina corporation, and any successor thereto.

        (d) "Principal office" means the office (in or out of the State of North Carolina) so designated in the Corporation's annual report filed pursuant to the Act where the principal executive offices of the Corporation are located.

        (e) "Public corporation" means any corporation that has a class of shares registered under Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C. ss.781).

        (f) "Shares" means the units into which the proprietary interests in the Corporation are divided.

        (g) "Shareholder" means the person in whose name shares are registered in the records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

        (h) "Voting group" means all shares of one or more classes or series that under the Articles of Incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of the Incorporation or the Act to vote generally on a matter are for that purpose a single voting group.

        Section 2. Cross Reference to the Act. If any term used in these Bylaws and not otherwise defined herein is defined for purposes of the Act, such definition shall apply for purposes of these Bylaws, unless the context shall otherwise clearly require.

                                   ARTICLE II.

                                     Offices

        Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Concord, Cabarrus County, or elsewhere at such place in Cabarrus County as the Board of Directors may determine.

        Section 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

        Section 3. Registered Office. The registered office of the Corporation required by the Act to be maintained in the State of North Carolina may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time as provided in the Act.




                                  ARTICLE III.

                                  Shareholders

        Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such day and at such time and place as shall be fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North Carolina, such meeting shall be held on the next succeeding business day.

        Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 5 of this Article
III. A meeting so called shall be designated and treated for all purposes as the annual meeting.

        Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act, may be called by the Chief Executive Officer of the Corporation, or by the Secretary acting under instructions of the Chief Executive Officer, or by the Board of Directors, and shall be called by the Corporation if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held; except, however, that, unless otherwise provided in the Articles of Incorporation, the call of a special meeting by shareholders shall not be available if the Corporation is a public corporation.

        Section 4. Place of Meeting. The Board of Directors or the Chief Executive Officer of the Corporation, or the Secretary acting under instructions of the Chief Executive Officer, may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting of shareholders or for any special meeting of shareholders called by the Board of Directors or the Chief Executive Officer or Secretary. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of North Carolina, as the place for holding such meeting. If no designation is made, or if a special meeting of shareholders is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of North Carolina.

        Section 5. Notice of Meeting. Written or printed notice stating the date, time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, with postage thereon prepaid and correctly addressed to the shareholder at such shareholder's address as shown in the Corporation's current record of shareholders. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by the provisions of the Act. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

        If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is fixed. If a new record date is fixed, or must be fixed because the date for the adjourned meeting is more than 120 days after the date of the original meeting, then notice of the adjourned meeting must be given as in the case of an original meeting.

        Section 6. Waiver of Notice. A shareholder may waive any notice required by the Act, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. A shareholder's attendance at a meeting:


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        (a)   Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

        (b) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

        Section 7. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for determination of the shareholders entitled to receive payment of a dividend or other distribution, the close of business on the day before the first notice is delivered to shareholders or the date on which the resolution of the Board of Directors declaring or authorizing such dividend or distribution is adopted, as the case may be, shall be the record date for such determination. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

        Section 8. Shareholders' List. After the record date for a meeting of shareholders is fixed or determined, the officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare an alphabetical list of the names of all shareholders of the Corporation who are entitled to notice of such shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. Such shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to compliance with the applicable provisions of the Act, to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection. Such list shall also be available at the meeting of shareholders, and any shareholder, or such shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof.

        Section 9. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter, except that, in the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Unless the Articles of Incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on a particular matter by the voting group constitutes a quorum of that voting group for action on that matter.

        Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        Section 10. Proxies. A shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by such shareholder's attorney-in-fact. A telegram, telex, facsimile or other form of wire or wireless communication appearing to have been transmitted by a shareholder, or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be deemed a valid appointment form within the meaning of these Bylaws.

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        An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, which may include any such interest specified in the Act.

        Section 11. Voting of Shares. Except as otherwise provided in the Act, or unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. If a quorum exists, action on a matter (other than election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders or the Act requires a greater number of affirmative votes. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly required by the Articles of Incorporation or by law.

        Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

        Section 12. Voting for Directors. Unless otherwise provided in the Articles of Incorporation or in an agreement valid under the Act, the directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

        Section 13. Cumulative Voting. Except as otherwise provided in the Act, at each election of directors the shareholders of the Corporation shall be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. Shares otherwise entitled to vote cumulatively, however, may not be voted cumulatively at a particular meeting unless the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized or a shareholder or proxy who has the right to cumulate his or her votes announces in open meeting, before voting for directors starts, such person's intention to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively, and shall announce the number of shares present in person and by proxy, and shall thereupon grant a recess of not less than one hour nor more than four hours, as the chair shall determine, or of such other period of time as is unanimously then agreed upon.

        Section 14. Action Without Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. Such action shall be evidenced by one or more written consents signed by all the shareholders before or after such action, describing the action taken, which consent or consents shall be delivered to the Corporation and shall be included in the corporate minutes or filed with the corporate records.

        If the Act requires that the notice of proposed action be given by the Corporation to its nonvoting shareholders and such action is to be taken by unanimous written consent of the Corporation's voting shareholders, the Corporation shall give its nonvoting shareholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.

        Section 15. Conduct of Meetings. The Chairman of the Board shall preside at each meeting of shareholders, or, in the absence or at the request of the Chairman of the Board, the Vice Chairman of the Board or such other officer as the Chairman of the Board or the Board of Directors shall designate shall preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to preside at a shareholders' meeting by a plurality vote of the shares represented and entitled to vote at the meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a shareholders' meeting, shall act as secretary of such meeting.

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        So far as applicable, and unless otherwise determined by the presiding officer, the order of business at each meeting of the shareholders, shall be as follows:

        1.    Call to order.

        2.    Proof of due notice of meeting or waiver thereof.

        3. Call of roll or other method of ascertaining the amount of stock entitled to voting rights that is represented in person or by proxy.

        4.    Declaration of presence or absence of a quorum.

        5. Reading and approval or other disposition of any unapproved minutes.

        6.    Reports of officers.

        7.    Election of directors.

        8.    Unfinished business.

        9.    New business.

        10.   Adjournment.

Any item of business not included in the foregoing order of business may be taken up at such time during the meeting as may be determined by the officer presiding at the meeting.

        Section 16.  Nomination of Directors.

              (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 16, who is entitled to vote at the meeting and who complies with the notice procedures set forth herein.

              (2) For nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 16, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 50th day nor earlier than the close of business on the 75th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to such annual meeting and not later than the close of business on the later of the 50th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and

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        to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

              (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 16, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth herein. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons for election to such positions as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) hereof shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 75th day prior to such special meeting and not later than the close of business on the later of the 50th day prior to such special meeting or the 10th day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholders' notice as described herein.

              (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to serve as directors. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or these Bylaws, the chairman of the shareholders' meeting shall have the power and duty to determine whether a nomination was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 and, if any proposed nomination is not in compliance with this Section 16, to declare that such defective nomination shall be disregarded.

              (2) For purposes of this Section 16, "public announcement" shall mean disclosure in a press release reported by the PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
        Section 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of this Section 16, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. Nothing in this Section 16 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE IV.

                               Board of Directors

        Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, except as otherwise provided in the Articles of Incorporation or in an agreement valid under the Act.

        Section 2. Number and Qualifications. The number of directors of the Corporation shall be not less than five nor more than twenty-five, which number may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or, unless the Articles of Incorporation or an agreement valid under the Act shall

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otherwise provide, by the vote of not less than 75% of the members of the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

        The directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and thereafter the successors in each class of directors shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be.

        Section 3. Terms of Directors. The terms of the initial directors of the Corporation shall expire at the first shareholders' meeting at which directors are elected. The terms of all other directors shall be for the number of years set forth in Section 2 of this Article IV; provided, however, that notwithstanding the provisions of such Section 2 of Article IV, the term of a director shall expire at the next shareholders' meeting following the date on which such director reaches age 70, and the term of a director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, however, such director shall continue to serve until the director's successor is elected and qualifies or until there is a decrease in the number of directors. A decrease in the number of directors does not shorten an incumbent director's term.

        Section 4. Removal. Unless otherwise provided in the Articles of Incorporation, any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him or her; provided, however, that if cumulative voting applies, a director shall not be removed when the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

        Section 5. Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors:

        (a)   The shareholders may fill the vacancy;

        (b)   The Board of Directors may fill the vacancy; or

        (c) If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors, or by the sole director, remaining in office.

If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

        Section 6. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors. Nothing herein contained, however, shall prevent any director from serving the Corporation in any other capacity or receiving compensation therefor.

        Section 7. Committees. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may create one or more committees, which may include an Executive Committee, and appoint members of the

Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members of the Board of Directors to such committee must be approved by the greater of a majority of all of the directors in office when the action is taken or the number of directors required by the Articles of Incorporation for the taking of action by the Board of Directors. The provisions of the Act and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board of Directors, except as to the matters which the Act specifically excepts from the authority of such committees. Nothing contained in this Section shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

        Section 8. Nominating Committee. Pursuant to Section 7 of this Article IV, the Board of Directors may create a nominating committee to determine nominations for election to the Board of Directors. Such nominating committee may consider for inclusion in the slate of nominees to be presented by the Board of Directors written nominations of candidates for election to the Board of Directors submitted by shareholders to the Secretary of the Corporation pursuant to Section 16 of Article III hereof. In the absence of the creation of a nominating committee, the Executive Committee of the Board of Directors shall assume the responsibilities hereunder.

                                   ARTICLE V.

                              Meetings of Directors

        Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders, or as soon as possible thereafter. In addition, the Board of Directors may provide, by resolution, the date, time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

        Section 2. Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place upon the call of the Chief Executive Officer or of the Secretary acting under instructions from the Chief Executive Officer, or upon the call of any director. Special meetings may be held without special notice by unanimous consent of the Directors.

        Section 3. Notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier. Written notice of a directors meeting is effective at the earliest of the following:

        (a)   When received;

        (b) Five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;

        (c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment. The notice of any meeting of directors need not describe the purpose of the meeting unless otherwise required by the Act or the Articles of Incorporation.

        Section 4. Waiver of Notice. A director may waive any notice required by the Act, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, except that, notwithstanding the foregoing requirement of written notice, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        Section 5. Quorum. A majority of the number of directors prescribed pursuant to Section 2 of Article IV, or if no number is prescribed the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        Section 6. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by the Act or in this Section. The vote of a majority of all of the directors in office when the action is taken, or such greater vote as may be required by the Articles of Incorporation, shall be required for the creation of a committee and the appointment of members of the Board of Directors to it. A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors than is provided for in the Act may not be adopted by the Board of Directors by a vote less than a majority of the directors then in office, and may not itself be amended by a quorum or vote of the directors less than the quorum or vote therein prescribed or as prescribed by the shareholders upon adoption or amendment of such Bylaw.

        Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting, unless the director's dissent or abstention from the action shall be entered in the minutes of the meeting or unless the director shall file written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or with the Corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a Director who voted in favor of the action taken.

        Section 8. Conduct of Meetings. The Chairman of the Board shall preside at all meeting of the Board of Directors; provided, however, that in the absence or at the request of the Chairman of the Board, the Vice Chairman of the Board, or if there shall not be a person holding such office, the person selected to preside at a meeting of directors by a vote of a majority of the directors present shall preside at such meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors, shall act as secretary of such meeting.

        So far as applicable, and unless otherwise determined by the person presiding at such meeting, the order of business at each meeting of the Board of Directors shall be as follows:

        1.    Call to order.

        2.    Proof of notice of meeting or waiver thereof.

        3.    Determination of presence or absence of a quorum.

        4. Reading and approval or other disposition of any unapproved minutes.

        5.    Reports of Committees.


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



        6.    Reports of Officers.

        7.    Unfinished business.

        8.    New business.

        9.    Adjournment.

Any item of business not included in the foregoing order of business may be taken up at such time during the meeting as the directors may determine.

        Section 9. Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, which consent or consents shall be included in the minutes or filed with the corporate records. Action taken as provided in this
Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed pursuant to this Section has the effect of a meeting vote and may be described as such in any document.

        Section 10. Participation Other Than in Person. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at such meeting.

                                   ARTICLE VI.

                                    Officers

        Section 1. Officers of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer (who shall be either the Chairman of the Board or the President, as designated by the Board of Directors in accordance with these Bylaws), a President, a Secretary, a Treasurer, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, which may include a Chairman of the Board and a Vice Chairman of the Board, as may be appointed from time to time by or under the authority of the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation, but no individual may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe. It shall not be necessary for any officer to be a shareholder of the Corporation.

        Section 2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers, provided, however, that no officer may be authorized to appoint the Chief Executive Officer, the Chairman of the Board or the President. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification or until such officer's successor is elected and qualified.

        Section 3. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

        Section 4. Resignation and Removal of Officers. An officer may resign at any time by communicating such officer's resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause.

        Section 5. Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer's removal does not itself affect the officer's contract rights, if any, with the Corporation, and an officer's resignation does not itself affect the Corporation's contract rights, if any, with the officer.

        Section 6. Bonds. The Board of Directors may by resolution require any officer, agent or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of the applicable office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

        Section 7. Chief Executive Officer. The Board of Directors shall appoint and designate a Chief Executive Officer of the Corporation. If the Board of Directors shall fail to so appoint and designate a Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, supervise and control the business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general the Chief Executive Officer shall perform all duties incident to the position of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The title of the Chairman of the Board or the President, as the case may be, serving as the Chief Executive Officer may also refer to such officer's position as Chief Executive Officer, but such additional designation shall not be required.

        Section 8. Chairman of the Board. The Board of Directors may appoint from among its members an officer designated as the Chairman of the Board, but the appointment of a Chairman of the Board shall not be required. If a Chairman of the Board is appointed and is also designated by the Board of Directors as the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and such officer shall also, when present, preside at meetings of the shareholders and the Board of Directors. If a Chairman of the Board shall be appointed but shall not also be designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside at meetings of the shareholders and the Board of Directors and shall have such other duties and authority as may be prescribed by the Board of Directors from time to time.

        Section 9. Vice Chairman of the Board. The Board of Directors may appoint from among its members an officer designated as the Vice Chairman of the Board, but the appointment of a Vice Chairman of the Board is not required. The Vice Chairman of the Board shall, in the absence of or at the request of the Chairman of the Board, preside at meetings of the shareholders and the Board of Directors and shall have such other duties and authority as may be prescribed by the Board of Directors from time to time.

        Section 10. President. Unless a Chairman of the Board has been appointed and also designated as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, the President, in the absence of the Chairman of the Board or in the event of the Chairman's death or inability or refusal to act, shall perform the duties and exercise the powers of that office and, in addition, the President shall perform such other duties and shall have such other authority as the Board of Directors shall prescribe.

        Section 11. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall perform such duties and shall have such powers as are normally incident to the office of the Executive Vice President, Senior Vice President or Vice President or as shall be prescribed by the Chief Executive Officer or the Board of Directors.

        Section 12. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) have the responsibility and authority to maintain and authenticate the records of the Corporation; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder

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



which shall be furnished to the Secretary by such shareholder; (f) sign with the Chairman of the Board, President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer of the Corporation or by the Board of Directors.

        Section 13. Treasurer. The Treasurer shall: (a) have charge and custody of all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer of the Corporation or by the Board of Directors.

        Section 14. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the event of the death or inability or refusal to act of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer of the Corporation or the Board of Directors.

                                  ARTICLE VII.

                      Contracts, Loans, Checks and Deposits

        Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of any contract or other document by the proper officers of the Corporation or by the officers of the Corporation generally and not specifying particular officers shall be deemed to authorize such execution by the Chief Executive Officer, the President, or any Vice President, or by any other officer if such execution is within the scope of the duties of such other officer.

        Section 2. Loans. Except for loans which are incurred in the ordinary course of business and which mature in less than seven months, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

                                  ARTICLE VIII.

                   Certificates for Shares and Their Transfer

        Section 1. Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation's capital stock without issuing certificates to represent such shares. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Act and as determined by the Board of Directors, to every shareholder for the fully paid shares owned by him. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board, President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented by a certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. When shares of the Corporation's capital stock are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the Act to be on stock certificates.

        Section 2. Stock Transfer Books and Transfer of Shares. The Corporation or its transfer agent shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by him. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

        Section 3. Transfer Agent. The Corporation may, if and whenever the Board of Directors so determines, maintain in the state of North Carolina or any other state of the United States a transfer agent, where the stock transfer books of the corporation shall be kept and stock of the Corporation shall be transferable. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

        Section 4. Lost Certificates. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the persons claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

        Section 5. Holder of Record. Except as otherwise required by the Act, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

                                   ARTICLE IX.

                               General Provisions

        Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.

        Section 2. Distributions. The Board of Directors may from time to time authorize, and the Corporation may pay or distribute, dividends or other distributions on its outstanding shares in such manner and upon such terms and conditions as are permitted by law and by the Articles of Incorporation.

        Section 3. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the word "Seal".

        Section 4. Amendments. Except to the extent otherwise provided in the Act or the Articles of Incorporation or a Bylaw adopted by the shareholders, the Board of Directors may amend or repeal these Bylaws and may adopt new Bylaws, except that a Bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors if neither the Articles of Incorporation nor a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally. The shareholders of the Corporation may also amend or repeal these Bylaws and may adopt new Bylaws.

        A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors than otherwise provided by the Act may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

        A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors than otherwise provided by the Act may not be adopted by the Board of Directors by a vote less than a majority of the directors then in office, and may not itself be amended by a quorum or vote of the directors less than the quorum or vote therein prescribed or prescribed by the shareholders upon adoption or amendment of such Bylaw.

        Section 5. Inapplicability of North Carolina Shareholder Protection Act. The provisions of the North Carolina Shareholder Protection Act, being Article 9 of the Act, shall not be applicable to the Corporation.

        Section 6. Inapplicability of North Carolina Control Share Acquisition Act. The provisions of the North Carolina Control Share Acquisition Act, being
Article 9A of the Act, shall not be applicable to the Corporation.

                                   ARTICLE X.

                                 Indemnification

        Section 1. Definitions. For purposes of this Article X, the following definitions shall apply:

        (a) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if such director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

        (b) "Executive officer" means each officer of the Corporation who is designated by the Board of Directors from time to time as such.

        (c) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

        (d) "Indemnified Officer" shall mean each officer of the Corporation who is also a director of the Corporation, each executive officer of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

        (e) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

        (f) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding).

        Section 2. Indemnification. In addition to the indemnification otherwise provided by law, the Corporation shall indemnify and hold harmless its directors and Indemnified Officers (as defined herein) against all liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Corporation itself) arising out of their status as directors or officers, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a director or Indemnified Officer against liability or litigation expense that such person may incur on account of activities of such person which at the time taken were known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The Corporation shall also indemnify each director and Indemnified Officer for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 3 of this Article X that the director or Indemnified Officer is entitled to indemnification hereunder.

        Section 3. Determination. Any indemnification under Section 2 of this
Article X shall be paid by the Corporation in a specific case only after a determination that the director or Indemnified Officer has met the standard of conduct set forth in Section 2. Such determination shall be made:

        (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

        (b) if a quorum cannot be obtained under subparagraph (a), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

        (c) by special legal counsel (i) selected by the Board of Directors or its committee in the manner prescribed in subparagraphs (a) or
              (b); or (ii) if a quorum of the Board of Directors cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

        (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article X.

        Section 4. Advance for Expenses. The expenses incurred by a director or Indemnified Officer in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 3 of this Article X and based on the facts then known, that indemnification under this Article is or will be precluded.

        Section 5. Reliance and Consideration. Any director or Indemnified Officer who at any time after the adoption of this Article X serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article. No amendment, modification or repeal of this Article X shall adversely affect the right of any director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

        Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the Corporation in any capacity in another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article X shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

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